     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2000.
                                                        REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                   82 RUNNING HILL ROAD                     04-3363001
(State of Incorporation)        SOUTH PORTLAND, MAINE 04106               (I.R.S. Employer
                          (Address of principal executive offices)     Identification Number)
                                       (Zip Code)

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                        2000 EXECUTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)

                              Daniel E. Boxer, Esq.
                   Fairchild Semiconductor International, Inc.
                              82 Running Hill Road
                           South Portland, Maine 04106
                     (Name and address of agent for service)
                                 (207) 775-8100
          (Telephone number, including area code, of agent for service)





                         CALCULATION OF REGISTRATION FEE

   ================================================================================================================================
   Title of securities to be   Amount to be            Proposed maximum offering    Proposed maximum aggregate     Amount of
   registered                  registered (1)          price per share (2)          offering price (2)             registration fee
   --------------------------------------------------------------------------------------------------------------------------------
   Class A Common Stock, par
   value $.01 per share        3,500,000 shares              $38.9063                     $136,172,050               $35,949.42
   ================================================================================================================================

(1) Plus such additional number of shares as may be issued pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Class A Common Stock.
(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933 on the basis of $38.9063 per share, the average of the high and low selling prices for shares of the registered securities on the New York Stock Exchange on June 27, 2000.

                                     PART I.
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

         Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.



ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which we have filed with the SEC, are incorporated by reference into this registration statement:

         (a) Our annual report on Form 10-K for the transition period ended December 26, 1999 (SEC File No. 001-15181), filed March 27, 2000.

         (b) All reports we have filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 26, 1999; and

         (c) The description of our Class A Common Stock contained in our registration statement on Form 8-A (SEC File No. 001-15181), filed July 26, 1999, which incorporates by reference the section entitled "Description of Capital Stock" in the prospectus contained in our registration statement on Form S-1 (SEC File No. 333-78557), filed May 14, 1999, as amended, and including any amendment or report filed for the purpose of updating such description.

         In addition, all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing with the SEC of a post-effective amendment to this registration statement that (1) indicates that all shares of Class A Common Stock registered on this registration statement have been sold or (2) effects the deregistration of the balance of such shares then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part of this registration statement from the date of filing of such documents.



ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.



ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.



ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Furthermore, Section 145 provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Our Bylaws provide for the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that such person is or was a director or officer of our company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of our company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of our company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of our company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of our company, except to the extent that such indemnification is prohibited by applicable law. Our Bylaws also provide that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled as a matter of law or under any bylaw, agreement, vote of stockholders or otherwise.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. Our Restated Certificate of Incorporation contains a provision so limiting the personal liability of our directors.





ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

EXHIBIT
NUMBER            DESCRIPTION



4.1 The relevant portions of our Restated Certificate of Incorporation defining the rights of holders of Class A Common Stock (incorporated by reference to the registrant's annual report on Form 10-K for its fiscal year ended May 30, 1999, filed August 27, 1999 (File No. 001-15181)).

4.2 The relevant portions of the Amendment to our Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 16, 2000.

5                 Opinion of Counsel.

15                Not applicable.

23.1              Consent of KPMG LLP.

23.2              Consent of Counsel (included in Exhibit 5).

24                Power of Attorney (included on signature page).



ITEM 9.           UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



            [The remainder of this page is left blank intentionally.]

                                   SIGNATURES

         The registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on June 29, 2000.

                                     FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

                                     By: /s/ Daniel E. Boxer
                                         ----------------------------
                                         Daniel E. Boxer
                                         Executive Vice President and
                                         General Counsel


                                POWER OF ATTORNEY

         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, except David A. Henry, constitutes and appoints Daniel
E. Boxer and Matthew W. Towse, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                                TITLE                                  DATE

/s/ Kirk P. Pond                                Chairman, President and                             June 29, 2000
---------------------------                     Chief Executive Officer, and Director
Kirk P. Pond                                    (principal executive officer)

/s/ Joseph R. Martin                            Executive Vice President and Chief                  June 29, 2000
---------------------------                     Financial Officer, and Director
Joseph R. Martin                                (principal financial officer)


/s/ David A. Henry                              Vice President, Controller                          June 29, 2000
---------------------------                     (principal accounting officer)
David A. Henry


/s/ William N. Stout                                     Director                                   June 29, 2000
---------------------------
William N. Stout


/s/ Richard M. Cashin, Jr.                               Director                                   June 29, 2000
---------------------------
Richard M. Cashin, Jr.


/s/ Paul C. Schorr IV                                    Director                                   June 29, 2000
---------------------------
Paul C. Schorr IV


/s/ Ronald W. Shelly                                     Director                                   June 29, 2000
---------------------------
Ronald W. Shelly